Exhibit 99.1

Steve Madden Announces Fourth Quarter and Full Year 2021 Results

~ Increases Quarterly Cash Dividend ~

LONG ISLAND CITY, N.Y., February 24, 2022 – Steve Madden (Nasdaq: SHOO), a leading designer and marketer of fashion-forward footwear, accessories and apparel for women, men and children, today announced financial results for the fourth quarter and full year ended December 31, 2021.

Amounts referred to as “Adjusted” exclude the items defined as “Non-GAAP Adjustments” in the “Non-GAAP Reconciliation” section.

Fourth Quarter 2021 Review

•	Revenue increased 63.9% to $578.5 million compared to $353.0 million in the same period of 2020.
•	Gross profit as a percentage of revenue increased to 41.2% compared to 38.3% in the same period of 2020. Adjusted gross profit as a percentage of revenue was 38.2% in fourth quarter 2020.
•	Operating expenses as a percentage of revenue decreased to 27.0% compared to 31.8% in the same period of 2020. Adjusted operating expenses as a percentage of revenue decreased to 26.2% compared to 30.9% in fourth quarter 2020.
•	Income from operations was $79.4 million, or 13.7% of revenue, compared to $21.3 million, or 6.0% of revenue, in the same period of 2020. Adjusted income from operations was $86.9 million, or 15.0% of revenue, compared to $25.6 million, or 7.3% of revenue, in fourth quarter 2020.
•	Net income attributable to Steven Madden, Ltd. was $66.0 million, or $0.81 per diluted share, compared to $22.6 million, or $0.28 per diluted share, in the same period of 2020. Adjusted net income attributable to Steven Madden, Ltd. was $70.4 million, or $0.87 per diluted share, compared to $21.8 million, or $0.27 per diluted share, in fourth quarter 2020.

Edward Rosenfeld, Chairman and Chief Executive Officer, commented, “We delivered outstanding results in the fourth quarter, with revenue increasing 38% and diluted EPS more than doubling compared to 2019 – performance that reflects the strength of our brands and the robust consumer demand for the on-trend merchandise assortments created by Steve and our design teams. The exceptional momentum in our direct-to-consumer business continued, with revenue up 63% compared to 2019, and our wholesale business accelerated significantly, with revenue increasing 31% compared to 2019.

“Overall, 2021 was a record year for Steve Madden, as we recorded the highest annual revenue and earnings in our history. Looking ahead, we are confident that, by building on the strong momentum in our business and continuing the disciplined execution of our strategic initiatives, we can drive robust top- and bottom-line growth in 2022 and beyond.”

Fourth Quarter 2021 Segment Results

Revenue for the wholesale business was $410.5 million, a 56.1% increase compared to the fourth quarter of 2020, with a 61.9% increase in wholesale footwear and a 41.7% increase in wholesale accessories/apparel. Gross profit as a percentage of wholesale revenue rose to 31.8% compared to 28.3% in the fourth quarter of 2020.

Direct-to-consumer revenue was $164.7 million, a 91.3% increase compared to the fourth quarter of 2020. Gross profit as a percentage of retail revenue declined to 63.5% compared to 66.2% in the fourth quarter of 2020. Adjusted gross profit as a percentage of direct-to-consumer revenue was 65.6% in fourth quarter of 2020.

The Company ended the quarter with 214 brick-and-mortar retail stores and 6 e-commerce websites, as well as 17 company-operated concessions in international markets.

Full Year Ended December 31, 2021 Review

For the full year ended December 31, 2021, revenue increased 55.3% to $1.9 billion from $1.2 billion in 2020.

Net income attributable to Steven Madden, Ltd. was $190.7 million, or $2.34 per diluted share, for the year ended December 31, 2021 compared to a net loss attributable to Steven Madden, Ltd. of ($18.4) million, or ($0.23) per basic share, for the year ended December 31, 2020. On an Adjusted basis, net income attributable to Steven Madden, Ltd. was $203.7 million, or $2.50 per diluted share, for the year ended December 31, 2021 compared to net income attributable to Steven Madden, Ltd. of $51.8 million, or $0.64 per diluted share, for the year ended December 31, 2020.

Balance Sheet and Cash Flow

As of December 31, 2021, cash, cash equivalents and short-term investments totaled $263.5 million.

During the fourth quarter of 2021, the Company repurchased 1,038,061 shares of the Company’s common stock for approximately $48.5 million, which includes shares acquired through the net settlement of employee stock awards. For the full year ended December 31, 2021, the Company repurchased 2,841,405 shares of the Company’s common stock for approximately $123.2 million, which includes shares acquired through the net settlement of employee stock awards.

Increased Quarterly Cash Dividend

The Company’s Board of Directors approved a quarterly cash dividend of $0.21 per share, reflecting a 40% increase over the previous quarterly dividend. The dividend is payable on March 25, 2022 to stockholders of record as of the close of business on March 11, 2022.

Fiscal 2022 Outlook

For fiscal 2022, the Company expects revenue will increase 10% to 13% over fiscal 2021. The Company expects diluted EPS will be in the range of $2.66 to $2.76. The Company expects Adjusted diluted EPS will be in the range of $2.73 to $2.83.

Conference Call Information

Interested stockholders are invited to listen to the conference call scheduled for today, February 24, 2022 at 8:30 a.m. Eastern Time relating to fourth quarter and fiscal year 2021 earnings and fiscal 2022 outlook. The call will be broadcast live over the Internet and can be accessed by logging onto https://investor.stevemadden.com. An online archive of the broadcast will be available within two hours of the conclusion of the call and will remain available for 12 months following the live call.

About Steve Madden

Steve Madden designs, sources and markets fashion-forward footwear, accessories and apparel for women, men and children. In addition to marketing products under its own brands including Steve Madden®, Dolce Vita®, Betsey Johnson®, Blondo®, GREATS®, BB Dakota® and Mad Love®, Steve Madden is a licensee of various brands, including Anne Klein® and Superga®. Steve Madden also designs and sources products under private label brand names for various retailers. Steve Madden’s wholesale distribution includes department stores, mass merchants, off-price retailers, shoe chains, online retailers, national chains, specialty retailers and independent stores. Steve Madden also operates retail stores and e-commerce websites. Steve Madden licenses certain of its brands to third parties for the marketing and sale of certain products, including outerwear, eyewear, hosiery, jewelry, hair accessories, sunglasses, swimwear, activewear, fragrance, luggage, bedding and bath products as well as other select product categories. For local store information and the latest Steve Madden boots, booties, dress shoes, fashion sneakers, sandals, slippers and more, please visit www.stevemadden.com.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements include, among others, statements regarding revenue and earnings guidance, plans, strategies, objectives, expectations and intentions. Forward-looking statements can be identified by words such as: “may”, “will”, “expect”, “believe”, “should”, “anticipate”, “project”, “predict”, “plan”, “intend”, “estimate”, or “confident” and similar expressions or the negative of these expressions. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they represent the Company’s current beliefs, expectations and assumptions regarding anticipated events and trends affecting its business and industry based on information available as of the time such statements are made. Investors are cautioned that such forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which may be outside of the Company’s control. The Company’s actual results and financial condition may differ materially from those indicated in these forward-looking statements. As such, investors should not rely upon them. Important risk factors include:

•	the Company’s ability to maintain adequate liquidity when negatively impacted by unforeseen events such as an epidemic or the ongoing COVID-19 pandemic, which may cause disruption to the Company’s business operations for an indeterminable period of time;
•	the Company’s ability to accurately anticipate fashion trends and promptly respond to consumer demand;
•	the Company’s ability to compete effectively in a highly competitive market;
•	the Company’s ability to adapt its business model to rapid changes in the retail industry;
•	the Company’s dependence on the retention and hiring of key personnel;
•	the Company’s ability to successfully implement growth strategies and integrate acquired businesses;
•	the Company’s reliance on independent manufacturers to produce and deliver products in a timely manner, especially when faced with adversities such as work stoppages, transportation delays, public health emergencies, social unrest, changes in local economic conditions, and political upheavals as well as meet the Company’s quality standards;
•	changes in trade policies and tariffs imposed by the United States government and the governments of other nations in which the Company manufactures and sells products;
•	disruptions to product delivery systems and the Company’s ability to properly manage inventory;
•	the Company’s ability to adequately protect its trademarks and other intellectual property rights;
•	legal, regulatory, political and economic risks that may affect the Company’s sales in international markets;
•	changes in U.S. and foreign tax laws that could have an adverse effect on the Company’s financial results;
•	additional tax liabilities resulting from audits by various taxing authorities;
•	the Company’s ability to achieve operating results that are consistent with prior financial guidance; and
•	other risks and uncertainties indicated from time to time in the Company’s filings with the Securities and Exchange Commission.

The Company does not undertake any obligation to publicly update any forward-looking statement, including, without limitation, any guidance regarding revenue or earnings, whether as a result of new information, future developments or otherwise.

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS DATA

(In thousands, except per share amounts)

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
	(Unaudited)	(Unaudited)	(Unaudited)
Net sales	$575,137	$349,066	$1,853,902	$1,188,943
Commission and licensing fee income	3,344	3,901	12,240	12,871
Total revenue	578,481	352,967	1,866,142	1,201,814
Cost of sales	340,141	217,655	1,098,645	737,273
Gross profit	238,340	135,312	767,497	464,541
Operating expenses	155,960	112,224	519,848	414,978
Impairment of intangibles	2,620	1,745	2,620	44,273
Impairment of lease right-of-use assets and fixed assets	343	—	1,432	36,895
Income / (loss) from operations	79,417	21,343	243,597	(31,605)
Interest and other (expense) / income, net	(513)	129	(1,529)	1,620
Income / (loss) before provision / (benefit) for income taxes	78,904	21,472	242,068	(29,985)
Provision / (benefit) for income taxes	12,781	(2,338)	49,609	(11,704)
Net income / (loss)	66,123	23,810	192,459	(18,281)
Less: net income attributable to noncontrolling interest	136	1,219	1,781	116
Net income / (loss) attributable to Steven Madden, Ltd.	$65,987	$22,591	$190,678	$(18,397)

Basic income / (loss) per share	$0.85	$0.29	$2.43	$(0.23)

Diluted income / (loss) per share	$0.81	$0.28	$2.34	$(0.23)

Basic weighted average common shares outstanding	77,718	78,588	78,442	78,635

Diluted weighted average common shares outstanding	81,207	81,414	81,628	78,635

Cash dividends declared per common share	$0.15	$—	$0.60	$0.15

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(In thousands)

	As of
	December 31, 2021	December 31, 2020
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$219,499	$247,864
Short-term investments	44,037	39,302
Accounts receivable, net of allowances	26,546	25,044
Factor accounts receivable	364,982	252,671
Inventories	255,213	101,420
Prepaid expenses and other current assets	20,845	17,415
Income tax receivable and prepaid income taxes	13,538	14,525
Total current assets	944,660	698,241
Note receivable – related party	794	1,180
Property and equipment, net	35,790	43,268
Operating lease right-of-use asset	85,449	101,379
Deferred tax assets	4,581	5,415
Deposits and other	4,180	4,822
Goodwill – net	167,995	168,265
Intangibles – net	112,093	115,191
Total Assets	$1,355,542	$1,137,761
LIABILITIES
Current liabilities:
Accounts payable	$136,766	$73,904
Accrued expenses	243,163	118,083
Operating leases - current portion	30,759	34,257
Income taxes payable	4,522	5,799
Contingent payment liability – current portion	5,109	—
Accrued incentive compensation	14,871	3,873
Total current liabilities	435,190	235,916
Contingent payment liability	6,960	207
Operating leases – long-term portion	80,072	98,592
Deferred tax liabilities	3,378	2,562
Other liabilities	9,404	10,115
Total Liabilities	535,004	347,392
STOCKHOLDERS’ EQUITY
Total Steven Madden, Ltd. stockholders’ equity	812,098	776,586
Noncontrolling interest	8,440	13,783
Total stockholders’ equity	820,538	790,369
Total Liabilities and Stockholders’ Equity	$1,355,542	$1,137,761

STEVEN MADDEN, LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED CASH FLOW DATA

(In thousands)

	Twelve Months Ended
	December 31, 2021	December 31, 2020
	(Unaudited)
Cash flows from operating activities:
Net income/(loss)	$192,459	$(18,281)
Adjustments to reconcile net income/(loss) to net cash provided by operating activities
Stock-based compensation	22,278	22,639
Depreciation and amortization	15,208	17,360
Loss on disposal of fixed assets	526	561
Impairment of intangibles	2,620	44,273
Impairment of lease right-of-use asset and fixed assets	1,432	36,895
Deferred taxes	1,280	(8,353)
Accrued interest on note receivable – related party	(23)	(31)
Note receivable – related party	409	409
Change in valuation of contingent liability	11,862	(8,917)
Gain on sale of trademark	(8,000)	—
Recovery of receivables, related to the Payless ShoeSource bankruptcy	(919)	—
Changes, net of acquisitions, in:
Accounts receivable	(583)	13,122
Factor accounts receivable	(112,311)	(36,200)
Inventories	(153,793)	35,476
Prepaid expenses, income tax receivables, prepaid taxes, and other current assets	(1,899)	(10,129)
Accounts payable and accrued expenses	185,741	(34,207)
Accrued incentive compensation	10,998	(7,061)
Leases and other liabilities	(7,822)	(3,350)

Net cash provided by operating activities	159,463	44,206

Cash flows from investing activities:
Capital expenditures	(6,608)	(6,562)
Purchases of short-term investments	(68,471)	(73,792)
Maturity/sale of marketable securities and short-term investments	63,867	75,470
Proceeds from sale of a trademark	8,000	—

Net cash used in investing activities	(3,212)	(4,884)

Cash flows from financing activities:
Proceeds from exercise of stock options	9,732	1,609
Investment of noncontrolling interest	—	359
Acquisition of incremental ownership of joint ventures	(18,942)	—
Distributions to noncontrolling interest earnings	(3,121)	—
Common stock purchased for treasury	(123,161)	(46,583)
Cash dividends paid on common stock	(49,161)	(12,459)
Advances from factor	—	176,784
Repayments of advances from factor	—	(176,784)

Net cash used in financing activities	(184,653)	(57,074)
Effect of exchange rate changes on cash and cash equivalents	37	1,515
Net decrease in cash, cash equivalents	(28,365)	(16,237)

Cash and cash equivalents – beginning of year	247,864	264,101
Cash and cash equivalents – end of year	$219,499	$247,864

STEVEN MADDEN, LTD. AND SUBSIDIARIES

NON-GAAP RECONCILIATION

(In thousands, except per share amounts)

(Unaudited)

The Company uses non-GAAP financial information to evaluate its operating performance and in order to represent the manner in which the Company conducts and views its business. Additionally, the Company believes the information assists investors in comparing the Company’s performance across reporting periods on a consistent basis by excluding items that are not indicative of its core business. The non-GAAP financial information is provided in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP.

Table 1 - Reconciliation of GAAP gross profit to Adjusted gross profit

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP gross profit	$238,340	$135,312	$767,497	$464,541
Non-GAAP Adjustments	—	(532)	—	(532)
Adjusted gross profit	$238,340	$134,780	$767,497	$464,009

Table 2 - Reconciliation of GAAP operating expenses to Adjusted operating expenses

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP operating expenses	$155,960	$112,224	$519,848	$414,978
Non-GAAP Adjustments	(4,499)	(3,038)	(14,216)	(15,985)
Adjusted operating expenses	$151,461	$109,186	$505,632	$398,993

Table 3 - Reconciliation of GAAP income / (loss) from operations to Adjusted income from operations

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP income / (loss) from operations	$79,417	$21,343	$243,597	$(31,605)
Non-GAAP Adjustments	7,462	4,251	18,267	96,621
Adjusted income from operations	$86,879	$25,594	$261,864	$65,016

Table 4 - Reconciliation of GAAP interest and other (expense) / income, net to Adjusted interest and other (expense) / income, net

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP interest and other (expense) / income, net	$(513)	$129	$(1,529)	$1,620
Non-GAAP Adjustments	—	—	500	—
Adjusted interest and other (expense) / income, net	$(513)	$129	$(1,029)	$1,620

Table 5 - Reconciliation of GAAP provision / (benefit) for income taxes to Adjusted provision for income taxes

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP provision / (benefit) for income taxes	$12,781	$(2,338)	$49,609	$(11,704)
Non-GAAP Adjustments	3,015	5,763	5,726	25,453
Adjusted provision for income taxes	$15,796	$3,425	$55,335	$13,749

Table 6 - Reconciliation of GAAP net income attributable to noncontrolling interest to Adjusted net income attributable to noncontrolling interest

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP net income attributable to noncontrolling interest	$136	$1,219	$1,781	$116
Non-GAAP Adjustments	13	(698)	37	933
Adjusted net income attributable to noncontrolling interest	$149	$521	$1,818	$1,049

Table 7 - Reconciliation of GAAP net income / (loss) attributable to Steve Madden, Ltd. to Adjusted net income attributable to Steve Madden, Ltd.

	Three Months Ended		Twelve Months Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
GAAP net income / (loss) attributable to Steven Madden, Ltd.	$65,987	$22,591	$190,678	$(18,397)
Non-GAAP Adjustments	4,433	(814)	13,004	70,233
Adjusted net income attributable to Steven Madden, Ltd.	$70,420	$21,777	$203,682	$51,836

GAAP diluted income / (loss) per share	$0.81	$0.28	$2.34	$(0.23)
Adjusted diluted income per share	$0.87	$0.27	$2.50	$0.64

Non-GAAP Adjustments include the items below.

For the fourth quarter 2021:

•	$4.0 million pre-tax ($3.1 million after-tax) expense in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$2.6 million pre-tax ($2.0 million after-tax) expense in connection with the impairment of a trademark.
•	$0.4 million pre-tax ($0.2 million after-tax) expense in connection with a sublease and related exit costs, included in operating expenses.
•	$0.3 million pre-tax ($0.3 million after-tax) expense in connection with the impairment of fixed assets and lease right-of-use assets.
•	$0.1 million pre-tax ($0.1 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$1.3 million tax benefit in connection with the release of a liability for an uncertain tax position.

For the fourth quarter 2020:

•	$5.1 million pre-tax ($3.9 million after-tax) expense in connection with rent restructuring of various leases, included in operating expenses.
•	$1.7 million pre-tax ($1.4 million after-tax) expense in connection with the impairment of a trademark.
•	$1.2 million pre-tax ($0.9 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$1.1 million pre-tax ($0.9 million after-tax) benefit in connection with the recovery from the Payless ShoeSource bankruptcy, included in operating expenses.
•	$0.5 million pre-tax ($0.4 million after-tax) benefit in connection with the termination of a joint venture, included in cost of goods sold.
•	$0.2 million pre-tax ($0.2 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$4.2 million tax benefit in connection with the net operating loss carryback provision of the CARES Act.
•	$0.5 million tax benefit in connection with the tax treatment of a prior-year bad debt.
•	$0.7 million benefit in connection with adjustments attributable to noncontrolling interest.

For the fiscal year 2021:

•	$11.9 million pre-tax ($9.1 million after-tax) expense in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$9.9 million pre-tax ($7.4 million after-tax) expense in connection with rent restructuring of various leases, included in operating expenses.
•	$8.0 million pre-tax ($6.1 million after-tax) benefit in connection with the sale of a trademark, included in operating expenses.
•	$2.6 million pre-tax ($2.0 million after-tax) expense in connection with the impairment of a trademark.

•	$1.5 million pre-tax ($1.2 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$1.4 million pre-tax ($0.9 million after-tax) expense in connection with the impairment of fixed assets and lease right-of-use assets.
•	$0.9 million pre-tax ($0.7 million after-tax) benefit in connection with a recovery in connection with the Payless ShoeSource bankruptcy, included in operating expenses.
•	$0.5 million pre-tax ($0.4 million after-tax) expense in connection with the write-off of an investment, included in interest and other (expense) / income, net.
•	$1.3 million tax benefit in connection with the release of a liability for an uncertain tax position.

For the fiscal year 2020:

•	$44.3 million pre-tax ($33.8 million after-tax) expense in connection with the impairment of certain trademarks.
•	$36.9 million pre-tax ($27.9 million after-tax) expense in connection with the impairment of fixed assets and lease right-of-use assets.
•	$13.5 million pre-tax ($10.3 million after-tax) expense in connection with rent restructuring of various leases, included in operating expenses.
•	$7.1 million pre-tax ($5.4 million after-tax) expense in connection with restructuring and related charges, included in operating expenses.
•	$6.2 million pre-tax ($4.8 million after-tax) benefit in connection with the change in valuation of contingent considerations, included in operating expenses.
•	$2.0 million pre-tax ($1.5 million after-tax) expense in connection with benefits provided to furloughed employees, included in operating expenses.
•	$1.1 million pre-tax ($0.9 million after-tax) benefit in connection with the recovery from the Payless ShoeSource bankruptcy, included in operating expenses.
•	$0.7 million pre-tax ($0.5 million after-tax) expense in connection with a provision for a loan receivable, included in operating expenses.
•	$0.5 million pre-tax ($0.4 million after-tax) benefit in connection with the termination of a joint venture, included in cost of goods sold.
•	$0.9 million loss in connection with adjustments attributable to noncontrolling interest.
•	$4.2 million tax benefit in connection with the net operating loss carryback provision of the CARES Act.
•	$1.9 million net tax expense in connection with deferred and foreign uncertain tax position adjustments.

For the fiscal year 2022 outlook:

•	$7.1 million pre-tax ($5.3 million after-tax) expense in connection with the accelerated amortization of a trademark.

Contact

Steven Madden, Ltd.

Director of Corporate Development & Investor Relations

Danielle McCoy

718-308-2611

InvestorRelations@stevemadden.com